As filed with the Securities and Exchange Commission on June 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AerCap Holdings N.V.

(Exact name of Registrant as specified in their charters)

Not Applicable

(Translation of Registrant’s name into English)

The Netherlands	7359	98-0514694
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Numbers)	(I.R.S. Employer Identification Number)

AerCap House

65 St. Stephen’s Green

Dublin D02 YX20

Ireland

+ 353 1 819 2010

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

AerCap Funding Designated Activity Company

Ireland	7359	98-1930348
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Aviation House

Shannon, Co. Clare, Ireland

V14 AN29

+ 353 61 70 6500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON SCHEDULE A HERETO)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig F. Arcella Douglas Dolan Cravath, Swaine & Moore LLP Two Manhattan West 375 Ninth Avenue New York, New York 10001 (212) 474-1000	Vincent Drouillard AerCap House 65 St. Stephen’s Green Dublin D02 YX20 Ireland + 353 1 819 2010

Approximate date of commencement of the proposed sale of the securities to the public:

From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Schedule A—Table of Co-Registrants

	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address and Telephone Number of Registrant’s Principal Executive Offices
AerCap Aviation Solutions B.V.	The Netherlands	98-1054653	Regus The Base B Evert van de Beekstraat 1-104 1118 CL Schiphol The Netherlands +31 20 799 1675

AerCap Global Aviation Trust	Delaware	38-7108865	Aviation House Building 3000, Westpark Shannon, Co. Clare, Ireland V14 AN29 +353 61 70 6500

AerCap Ireland Capital Designated Activity Company	Ireland	98-1150693	Aviation House Building 3000, Westpark Shannon, Co. Clare, Ireland V14 AN29 +353 61 70 6500

AerCap Ireland Limited	Ireland	98-0110061	Aviation House Building 3000, Westpark Shannon, Co. Clare, Ireland V14 AN29 +353 61 70 6500

AerCap U.S. Global Aviation LLC	Delaware	30-0810106	Aviation House Building 3000, Westpark Shannon, Co. Clare, Ireland V14 AN29 +353 61 70 6500

International Lease Finance Corporation	California	22-3059110	830 Brickell Plaza Suite 5000 Miami, Florida 33131 +353 61 70 6500

PROSPECTUS

AerCap Funding Designated Activity Company

Debt securities (guaranteed to the extent provided herein)

AerCap Funding Designated Activity Company (the “Issuer”), a wholly owned subsidiary of AerCap Holdings N.V., may offer and sell from time to time debt securities as separate series in amounts, at prices and on terms to be determined at the time of sale. The debt securities may consist of debentures, notes or other types of debt securities. For each offering, a prospectus supplement will accompany this prospectus and will contain the specific terms of the series of debt securities for which this prospectus is being delivered.

The Issuer may sell debt securities to or through one or more underwriters or dealers, and also may sell debt securities directly to other purchasers or through agents. The accompanying prospectus supplement will set forth information regarding the underwriters or agents involved in the sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents and their controlling persons.

This prospectus may not be used for sales of securities unless it is accompanied by a prospectus supplement.

Investing in the debt securities to be offered by this prospectus and any applicable prospectus supplement involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus, any risk factors included in any accompanying prospectus supplement and in the reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, before you make an investment in our debt securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2026.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is not included or delivered with this prospectus.

We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests should be directed to AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, or by telephoning us at +353 1 819 2010.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC on Form F-3, utilizing a “shelf” registration process, relating to the debt securities and guarantees described in this prospectus. Under this shelf registration process, the Issuer may, from time to time, sell the debt securities described in this prospectus and any applicable prospectus supplement in one or more offerings. Each time the Issuer sells debt securities, it will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the offering price of the debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and the applicable prospectus supplement relating to any specific offering of debt securities, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before you decide to invest in any of the debt securities.

This prospectus and any accompanying prospectus supplements, or any free writing prospectus, do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplements, any free writing prospectus or in any documents incorporated herein or therein by reference is accurate as of any date other than the date on the front of each of such documents.

Unless indicated otherwise or the context otherwise requires, references in this prospectus to the terms “our,” “us,” “we,” “AerCap” or the “Company” include AerCap Holdings N.V. and its subsidiaries as a combined entity.

Currency amounts in this prospectus are stated in U.S. dollars, unless indicated otherwise.

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COMPANY INFORMATION

AerCap is the global leader in aviation leasing with one of the most attractive order books in the industry. AerCap serves approximately 300 customers around the world with comprehensive fleet solutions. AerCap’s ordinary shares are listed on The New York Stock Exchange under the ticker symbol AER. AerCap’s headquarters is located in Dublin, and AerCap has offices in Shannon, Memphis, Singapore, Miami, London, Dubai, Shanghai, Amsterdam and other locations.

AerCap Holdings N.V.

AerCap Holdings N.V., the Parent Guarantor, was incorporated in the Netherlands with register number 34251954 on July 10, 2006 as a public limited company under the Dutch Civil Code. The Parent Guarantor’s principal executive offices are located at AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, its general telephone number is +353 1 819 2010, and its website address is www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, such website is not a part of this prospectus. Puglisi & Associates is the Parent Guarantor’s authorized representative in the United States. The address of Puglisi & Associates is 850 Library Avenue, Suite 204, Newark, DE 19711 and their general telephone number is +1 (302) 738-6680.

AerCap Funding Designated Activity Company

AerCap Funding Designated Activity Company, the Issuer, was incorporated in Ireland with registered number 803986 on December 16, 2025 as a designated activity company limited by shares under the Irish Companies Act 2014. The registered office of the Issuer is at Aviation House, Shannon, Co. Clare, Ireland, V14 AN29 (telephone number + 353 61 70 6500).

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RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before you make a decision to buy such securities, you should read and carefully consider the risks and uncertainties discussed in the section captioned “Risk Factors” in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on February 12, 2026 (the “2025 Annual Report”), and in Part II, Item 1 of our interim financial reports contained in our Reports on Form 6-K subsequently filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference herein, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents, including our Reports on Form 6-K, that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this prospectus and incorporated by reference herein before deciding to invest in the debt securities. If any of those risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, we may be unable to make required payments of principal of, or premiums, if any, and interest on, the debt securities.

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FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

•	the availability of capital to us and to our customers and changes in interest rates;

•	the ability of our lessees and potential lessees to make lease payments to us;

•

our ability to successfully negotiate flight equipment (which includes aircraft, engines and helicopters) purchases, sales and leases, to collect outstanding amounts due and to repossess flight equipment under defaulted leases, and to control costs and expenses;

•	changes in the overall demand for commercial aviation leasing and aviation asset management services;

•

the continued impacts of the Russian invasion of Ukraine and continued conflict in that area, including the resulting sanctions by the United States, the European Union, the United Kingdom and other countries, on our business and results of operations, financial condition and cash flows;

•	the effects of terrorist attacks on the aviation industry and on our operations;

•	the economic condition of the global airline and cargo industry and economic and political conditions;

•	the impact of hostilities in the Middle East, including the Iran conflict, or any escalation thereof, on the aviation industry or our business;

•	trade tensions, including actual or threatened U.S. tariffs and retaliatory measures by some countries, and the resulting geopolitical uncertainty;

•	development of increased government regulation, including travel restrictions, sanctions, regulation of trade and the imposition of import and export controls, tariffs and other trade barriers;

•	a downgrade in any of our credit ratings;

•	competitive pressures within the industry;

•	regulatory changes affecting commercial flight equipment operators, flight equipment maintenance, engine standards, accounting standards and taxes;

•	disruptions and security breaches affecting our information systems or the information systems of our third-party providers; and

•

the risks described or referred to in “Risk Factors” in this prospectus, in AerCap’s 2025 Annual Report, in AerCap’s Reports on Form 6-K furnished to the SEC from time to time and incorporated by reference herein and in other documents furnished to the SEC from time to time and incorporated by reference herein.

The words “believe”, “may”, “will”, “aim”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus might not occur and are not guarantees of future

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performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under “Risk Factors” herein, in any prospectus supplement, in AerCap’s 2025 Annual Report, in any Report on Form 6-K furnished to the SEC and incorporated by reference herein and in other documents furnished to the SEC and incorporated by reference herein. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3, including exhibits thereto, with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, for the registration of the debt securities that are being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents that we filed as exhibits to the registration statement, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or other documents.

We are subject to the information reporting requirements of the Exchange Act, as applicable to foreign private issuers. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish Reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC’s Internet site at www.sec.gov. We will provide each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland or by telephoning us at +353 1 819 2010. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus.

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INCORPORATION BY REFERENCE

The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	AerCap’s Annual Report on Form 20-F for the year ended December 31, 2025, as filed with the SEC on February 12, 2026; and

•	AerCap’s Report on Form 6-K, furnished to the SEC on April 29, 2026 (excluding Exhibit 99.2 thereto).

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, reports made on Form 6-K that we furnish to the SEC, prior to the filing of a post-effective amendment to the registration statement that contains this prospectus that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be incorporated by reference in this prospectus and be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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USE OF PROCEEDS

Unless the prospectus supplement states otherwise, we intend to use the proceeds from the sale of the securities for general corporate purposes, including to acquire, invest in, finance or refinance aircraft assets and to repay indebtedness.

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DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities covered by this prospectus may be issued under one or more indentures. Unless otherwise specified in the applicable prospectus supplement, the trustee under the applicable indenture will be U.S. Bank Trust Company, National Association. The particular terms of the debt securities offered and their guarantees, if any, will be outlined in a prospectus supplement. The discussion of such terms in the prospectus supplement is subject to, and qualified in its entirety by, reference to all provisions in the applicable indenture and any applicable supplemental indenture.

As noted above, the debt securities may be guaranteed by AerCap and one or more of AerCap’s subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors.

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CERTAIN IRISH, DUTCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES

The material Irish, Dutch and U.S. federal income tax consequences relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in a prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to other purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriters, dealers or agents;

•	compensation of any underwriters, dealers or agents;

•	the net proceeds to us;

•	the purchase price of the debt securities;

•	the initial public offering price of the debt securities; and

•	any exchange on which the securities will be listed.

Underwriters

If we use underwriters in the sale, they will acquire the debt securities for their own account and may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase the debt securities apply, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of the debt securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and direct sales

We may sell debt securities directly or through agents that we designate, at a fixed price or prices which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. The prospectus supplement will name any agent involved in the offering and sale and will state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with institutional investors and delayed delivery

If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities from it pursuant to contracts providing for payment and delivery on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

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•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs the validity of the arrangements or the performance by us or the institutional investor.

Indemnification

Agreements that we enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments that they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market making

Unless otherwise noted in the applicable prospectus supplement, each series of debt securities will be a new issue of securities without an established trading market. Various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.

Expenses

The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

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ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER IRISH LAW

As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States (the “Relevant Court”) will be recognized and enforced by the courts in Ireland if the following general requirements are met:

(a) the Irish court is satisfied (on the basis of Irish conflicts of laws) that the Relevant Court was a court of competent jurisdiction;

(b) the judgment has not been obtained or alleged to have been obtained by fraud or a trick;

(c) the decision of the Relevant Court and the enforcement thereof was not and would not be contrary to natural or constitutional justice under Irish law;

(d) the enforcement of the judgment would not be contrary to public policy as understood by the Irish court or constitute the enforcement of a judgment of a penal or revenue nature;

(e) the judgment is not inconsistent with a judgment of the Irish courts in respect of the same matter;

(f) the judgment is final and conclusive and is a judgment against the relevant company for a debt or definite sum of money;

(g) the procedural rules of the Relevant Court and the Irish courts have been observed;

(h) no fresh evidence is adduced by any party thereto which could not have been discovered prior to the judgment of the Relevant Court by reasonable diligence by such party and which shows such judgment to be erroneous; and

(i) there is a practical benefit to the party in whose favor the judgment of the Relevant Court is made in seeking to have that judgment enforced in Ireland.

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ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER DUTCH LAW

We are organized and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our articles of association, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of the Netherlands.

We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.

Also, service of process against non-residents of the United States may, in principle (absent, for example, a valid choice of domicile), not be effected in the United States.

On the date of this prospectus, (i) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the competent Dutch court will in principle give binding effect to that United States judgment if (i) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.

A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Thus, United States investors may not be able, or experience difficulty, to enforce a judgment obtained in a United States court against us or our officers.

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LEGAL MATTERS

The validity of the debt securities will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York and United States federal law), McCann FitzGerald LLP, Dublin, Ireland (with respect to Irish law), NautaDutilh N.V., Amsterdam, the Netherlands (with respect to Dutch law), Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware (with respect to Delaware law) and Smith, Gambrell & Russell, LLP, Los Angeles, California (with respect to California law).

EXPERTS

The consolidated financial statements of AerCap Holdings N.V. and subsidiaries as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Dutch law, AerCap is permitted to purchase directors’ and officers’ insurance. AerCap carries such insurance. In addition, the articles of association of AerCap Holdings N.V. and the constitution of the Issuer each include indemnification of their respective directors and officers against liabilities, including judgments, fines and penalties, as well as against associated reasonable legal expenses and settlement payments, to the extent this is allowed under Dutch or Irish law, respectively. To be entitled to indemnification, these persons must not have engaged in an act or omission of willful misconduct or bad faith. Insofar as such indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the applicable registrant pursuant to the foregoing provisions, AerCap has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the said Act and is therefore unenforceable.

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AerCap Funding Designated Activity Company

PROSPECTUS

June 29, 2026

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Indemnification of Officers and Directors

Insurance

AerCap has a directors and officers liability insurance policy that, subject to policy terms and limitations, includes coverage to reimburse directors and officers of AerCap and its subsidiaries (including the Issuer) for the costs of defense, settlement or payment of claims and judgments under certain circumstances.

Indemnification

The provisions of Dutch law governing the liability of the members of AerCap’s board of directors are mandatory in nature. Although Dutch law does not provide for any provisions with respect to the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in the Netherlands.

AerCap Holdings N.V.

The current articles of association of AerCap provide for indemnification of the directors and officers to the fullest extent permitted by Dutch law. The indemnification protects the directors and officers against liabilities, expenses and amounts paid in settlement relating to claims, actions, suits or proceedings to which a director and/or officer becomes a party as a result of his or her position.

Article 18 of the articles of association of AerCap Holdings N.V.—translated into the English language, which is not the authentic language of the articles of association—provides that:

18.1 Subject to the limitations included in this article, every person or legal entity who is, or has been, a director, proxy-holder, staff member or officer (specifically including the Chief Financial Officer and the Chief Legal Officer as from time to time designated by the Board of Directors), who is made, or threatened to be made, a party to any claim, action, suit or proceeding in which he/she or it becomes involved as a party or otherwise by virtue of his/her or its being, or having been, a director, proxy-holder, staff member or officer of the Company, shall be indemnified by the Company, to the fullest extent permitted under the laws of the Netherlands, concerning (A) any and all liabilities imposed on him/her or on it, including judgements, fines and penalties, (B) any and all expenses, including costs and attorneys’ fees, reasonably incurred or paid by him/her or by it, and (C) any and all amounts paid in settlement by him/her or by it, in connection with any such claim, action, suit or other proceeding.

18.2 A director, proxy-holder, staff member or officer shall, however, have no right to be indemnified against any liability in any matter if it shall have been finally determined that such liability resulted from the intent, wilful recklessness or serious culpability of such person or legal entity.

18.3 Furthermore, a director, proxy-holder, staff member or officer shall have no right to be indemnified against any liability in any matter if it shall have been finally determined that such person or legal entity did not act in good faith and in the reasonable belief that his or its action was in the best interest of the company.

18.4 In the event of a settlement, a director, proxy-holder, staff member or officer shall not lose his/her or its right to be indemnified unless there has been a determination that such person or legal entity engaged in intent, wilful recklessness or serious culpability in the conduct of his or its office or did not act in good faith and in the reasonable belief that his/her or its action was in the best interest of the Company:

(i) by the court or other body approving settlement; or

(ii) by a resolution duly adopted by the general meeting of shareholders; or

(iii) by written opinion of independent counsel to be appointed by the Board of Directors.

18.5 The right to indemnification herein provided (i) may be insured against by policies maintained by the Company, (ii) shall be severable, (iii) shall not affect any other rights to which any director, proxy-holder, staff member or officer may now or hereafter be entitled, (iv) shall continue as to a person or legal entity who has ceased to be a director, proxy-holder, staff member or officer, and (v) shall also inure to the benefit of the heirs, executors, administrators or successors of such person or legal entity.

18.6 Nothing included herein shall affect any right to indemnification to which persons or legal entities other than a director, proxyholder, staff member or officer may be entitled by contract or otherwise.

18.7 Subject to such procedures as may be determined by the Board of Directors, expenses in connection with the preparation and presentation of a defence to any claim, action, suit or proceeding of the character described in this article 18 may be advanced to the director, proxy-holder, staff member or officer by the Company prior to final disposition thereof upon receipt of an undertaking by or on behalf of such director, proxy-holder, staff member or officer to repay such amount if it is ultimately determined that he or it is not entitled to indemnification under this article 18.

AerCap Aviation Solutions B.V.

The current articles of association of AerCap Aviation Solutions B.V. do not provide for indemnification of members of its board of directors and/or representatives (“procuratiehouders”).

However, AerCap Aviation Solutions B.V. has the option to include an indemnity to the members of the AerCap Aviation Solutions B.V. board of directors and/or representatives in specific contracts between AerCap Aviation Solutions B.V. and individual managing directors and/or representatives.

AerCap Funding Designated Activity Company

The current constitution of AerCap Funding Designated Activity Company provides for the indemnification of all of its directors, managing directors, agents, auditors, secretaries and other officers, to the fullest extent permitted by Irish law, out of its assets for all liabilities in connection with carrying out his or her duties or any liability incurred in defending any proceedings where judgment was returned in his or her favor.

Article 36 of the articles of association contained in the constitution of AerCap Funding Designated Activity Company provides that:

INDEMNITY

36. Every director, managing director, agent, auditor, secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he or she may sustain or incur in or about the execution of the duties of his or her office or otherwise in relation thereto, including any liability incurred by the officer in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favour or in which the officer is acquitted or in connection with any application under sections 233 or 234 in which relief is granted to him or her by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his or her office or in relation thereto. This regulation shall only have effect in so far as its provisions are not avoided by section 235.

AerCap Ireland Capital Designated Activity Company

The current constitution of AerCap Ireland Capital Designated Activity Company provides for the indemnification of all of its directors, managing directors, agents, auditors, secretaries and other officers, to the fullest extent permitted by Irish law, out of its assets for all liabilities in connection with carrying out his or her duties or any liability incurred in defending any proceedings where judgment was returned in his or her favor.

Article 39 of the articles of association contained in the constitution of AerCap Ireland Capital Designated Activity Company provides that:

INDEMNITY

39. Every director, managing director, agent, auditor, secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he or she may sustain or incur in or about the execution of the duties of his or her office or otherwise in relation thereto, including any liability incurred by the officer in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favour or in which the officer is acquitted or in connection with any application under sections 233 or 234 in which relief is granted to him or her by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his or her office or in relation thereto. This regulation shall only have effect in so far as its provisions are not avoided by section 235.

AerCap Ireland Limited

The current constitution of AerCap Ireland Limited provides for the indemnification of all of its directors and other officers and its auditors, to the fullest extent permitted by Irish law, out of its assets for all liabilities incurred in the execution or discharge of their duties or the exercise of their powers or otherwise in relation to or in connection with their duties, powers or office including any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in their favor or in which they are acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on their part.

Article 137 of the constitution of AerCap Ireland Limited provides that:

137 Indemnity

Subject to the provisions of and so far as may be permitted by the Act, but without prejudice to any indemnity to which he or she or they may otherwise be entitled, every Director and other officer of the Company and the Auditors shall be indemnified out of the assets of the Company against any liability, loss or expenditure incurred by him or her or them in the execution or discharge of his or her or their duties or the exercise of his or her or their powers or otherwise in relation to or in connection with his or her or their duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him or her or them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him or her or them as officers or employees of the Company and in which judgment is given in his or her or their favour or in which he or she or they are acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on his or her or their part, or incurred by him or her or them in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her or them by the Court. To the extent permitted by law and by the Company in general meeting, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director, officer or the Auditors in relation to anything done or alleged to have been done or omitted to be done by him or her or them as Director, officer or Auditors.

AerCap Global Aviation Trust

The trust agreement relating to AerCap Global Aviation Trust provides for the indemnification of its trustees, officers and committee members to the fullest extent permitted by law. The indemnification protects the trustees, officers and committee members against liabilities that arise by virtue of their holding such position, including against all losses and liabilities in connection with any settlement, proceeding or claim arising in connection with the conduct of the affairs of AerCap Global Aviation Trust.

Section 19 of the trust agreement of AerCap Global Aviation Trust provides that:

19. Standard of Care; Indemnification of Trustees, Officers, and Agents

(a)

To the fullest extent permitted by law, no Trustee, officer or member of a committee established pursuant to Section 9(h) of this Agreement shall have any personal liability whatsoever to the Trust or any Beneficial Owner on account of such Trustee’s, officer’s or committee member’s status as a Trustee, officer or committee member or by reason of such Trustee’s, officer’s or committee member’s acts or omissions in connection with the conduct of the business of the Trust; provided, however, that nothing contained herein shall protect any Trustee, officer or committee member against any liability to the Trust or the Beneficial Owners to which such Trustee, officer or committee member would otherwise be subject by reason of any act or omission of such Trustee, officer or committee member that involves willful misconduct or bad faith.

(b)

To the fullest extent permitted by law, the Trust shall indemnify and hold harmless the Delaware Trustee, officers and any member of a committee established pursuant to Section 9(h) and any of their affiliates (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Trust, or the Indemnified Person’s acting as a Delaware Trustee, officer or committee member under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Trust; provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from any act or omission of such Indemnified Person that involves willful misconduct or bad faith. The indemnities provided hereunder shall survive termination of the Trust and this Agreement. Each Indemnified Person shall have a claim against the property and assets of the Trust for payment of any indemnity amounts from time to time due hereunder; provided, however, that an Indemnified Person shall first look to the assets of the Series which relate to the liability which is the subject of the Trust’s indemnification obligations hereunder. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Trust to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Trust with a written undertaking to reimburse the Trust for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder. The Regular Trustee shall allocate the cost of indemnification between or among any one or more of the Series in such manner and on such basis as the Regular Trustee, in its sole discretion, deems fair and equitable, taking into account the nature of the claims involved. Each such allocation shall be conclusive and binding upon the Beneficial Owners for all purposes.

(c)

The contract rights to indemnification and to the advancement of expenses conferred in this Section 19 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, agreement, vote of the Beneficial Owners or otherwise.

(d)

The Trust may maintain insurance, at its expense, to protect itself and any Beneficial Owner, Trustee, officer or agent of the Trust or another statutory trust, limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Trust would have the power to indemnify such Person against such expense, liability or loss under the Delaware Act.

(e)	The Trust may, to the extent authorized from time to time by the Regular Trustee, grant rights to indemnification and to advancement of expenses to any agent of the Trust to the fullest extent of the provisions of this Section 19 with respect to the indemnification and advancement of expenses of the Indemnified Persons.

(f)

Notwithstanding the foregoing provisions of this Section 19, the Trust shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Regular Trustee; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 19 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

AerCap U.S. Global Aviation LLC

The limited liability company agreement relating to AerCap U.S. Global Aviation LLC provides for the indemnification of its directors and officers and their affiliates to the fullest extent permitted by law. The indemnification protects the directors and officers and their affiliates against liabilities that arise by virtue of their holding such position, including against all losses and liabilities in connection with any settlement, proceeding or claim arising in connection with the conduct of the affairs of AerCap U.S. Global Aviation LLC.

Section 18 of the limited liability company agreement of AerCap U.S. Global Aviation LLC provides that:

18. Standard of Care; Indemnification of Directors, Officers, Employees and Agents

(a)

No Director or officer shall have any personal liability whatsoever to the Company or any Shareholder on account of such Director’s or officer’s status as a Director or officer or by reason of such Director’s or officer’s acts or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Director or officer against any liability to the Company or the Shareholders to which such Director or officer would otherwise be subject by reason of any act or omission of such Director that involves fraud or willful misconduct.

(b)

The Company shall indemnify and hold harmless each Director and officer and the affiliates of any Director or officer (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person’s acting as a Director or officer under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from any act or omission of such Indemnified Person that involves fraud or willful misconduct. The indemnities provided hereunder shall survive termination of the Company and this Agreement. Each Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to Shareholders. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

(c)

The contract rights to indemnification and to the advancement of expenses conferred in this Section 18 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Shareholders or otherwise.

(d)

The Company may maintain insurance, at its expense, to protect itself and any Shareholder, Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.

(e)

The Company may, to the extent authorized from time to time by the Directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 18 with respect to the indemnification and advancement of expenses of the Directors of the Company.

(f)

Notwithstanding the foregoing provisions of this Section 18, the Company shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Directors; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 18 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

International Lease Finance Corporation

The by-laws of International Lease Finance Corporation provide for the indemnification of its directors, officers and employees to the fullest extent permitted by law. The indemnification protects the directors, officers and employees against liabilities that arise by virtue of their holding such position, including against all losses and liabilities in connection with any settlement, proceeding or claim arising in connection with the conduct of the affairs of International Lease Finance Corporation.

Section 7.5 of the by-laws of International Lease Finance Corporation provides that:

Section 7.5 Indemnification of Directors, Officers and Employees

i. Indemnification—General.

(a) Except as provided in Section 7.5(iii), the Corporation shall indemnify the Indemnitees to the fullest extent permissible by California law.

(b) For the purposes of this Section 7.5, the term “Indemnitee” shall mean any person made or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding, whether threatened, pending or completed, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee.

(c) For purposes of this Section 7.5, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be an Expense; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

ii. Expenses.

(a) Expenses reasonably incurred by Indemnitee in defending any such action, suit or proceeding, as described in Section 7.5(i)(b), shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of Indemnitee to repay such expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

(b) For the purposes of this Section 7.5, the term “Expenses” shall include all reasonable out of pocket fees, costs and expenses, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, or investigating an action, suit or proceeding, whether civil, criminal, administrative or investigative but shall exclude the costs of acquiring and maintaining an appeal or supersedeas bond or similar instrument. For the avoidance of doubt, “Expenses” shall not include (x) any amounts incurred in an action, suit or proceeding in which Indemnitee is a plaintiff and (y) any amounts incurred in connection with any non-compulsory counterclaim brought by the Indemnitee.

iii. Limitations. The Corporation shall not indemnify Indemnitee or advance Indemnitee’s Expenses if the action, suit or proceeding alleges (a) claims under Section 16 of the Securities Exchange Act of 1934 or (b) violations of Federal or state insider trading laws, unless, in the case of this clause (b), Indemnitee has been successful on the merits or settled the case with both court approval and the written consent of the Corporation, in which case the Corporation shall indemnify and reimburse Indemnitee.

iv. Standard of Conduct. No claim for indemnification shall be paid by the Corporation unless the Corporation has determined that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interest of the Corporation and, in an action by or in the right of the Corporation to procure a judgment in its favor, its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Such determinations shall be made by (a) a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding for which indemnification is sought, or (b) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, or (c) by approval of a majority of the shareholders, or (d) the court in which the proceeding is or was pending.

v. Period of Indemnity. No claim for indemnification or the reimbursement of Expenses shall be made by Indemnitee or paid by the Corporation unless the Indemnitee gives notice of such claim for indemnification within one year after the Indemnitee received notice of the claim, action, suit or proceeding.

vi. Confidentiality. Except as required by law or as otherwise becomes public through no action by the Indemnitee or as necessary to assert Indemnitee’s rights under this Section 7.5, Indemnitee will keep confidential any information that arises in connection with this Section 7.5, including but not limited to, claims for indemnification or reimbursement of Expenses, amounts paid or payable under this Section 7.5 and any communications between the parties.

vii. Subrogation. In the event of payment under this Section 7.5, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

viii. Notice by Indemnitee. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or reimbursement of Expenses covered by this Section 7.5. As a condition to indemnification or reimbursement of expenses, any demand for payment by Indemnitee hereunder shall be in writing and shall provide an accounting of the amounts to be paid by Corporation (which shall include detailed invoices and other relevant documentation).

ix. Venue. Any action, suit or proceeding regarding indemnification or advancement or reimbursement of Expenses arising out of the by-laws or otherwise shall only be brought and heard in a California state court.

x. Amendment. No amendment of this Section 7.5 shall eliminate or impair the rights of any Indemnitee arising at any time with respect to an act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought and occurs prior to such amendment.

The indemnification provisions described above are not exclusive of any rights to which any of the indemnitees of AerCap Holdings N.V., AerCap Funding Designated Activity Company, AerCap Ireland Capital Designated Activity Company, AerCap Global Aviation Trust, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap U.S. Global Aviation LLC or International Lease Finance Corporation may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances in which such indemnitees may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 9. Exhibits and Financial Statement Schedules

See Exhibit Index beginning on page II-11 of this registration statement.

Item 10. Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of a registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and (iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d)

of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement

4.1**	Form of Indenture for Debt Securities among the Issuer, AerCap Holdings N.V., the other Guarantors party thereto and U.S. Bank Trust Company, National Association

4.2*	Form of Supplemental Indenture

4.3*	Form of Debt Securities

5.1**	Opinion of Cravath, Swaine & Moore LLP

5.2**	Opinion of NautaDutilh N.V.

5.3**	Opinion of McCann FitzGerald LLP

5.4**	Opinion of Morris, Nichols, Arsht & Tunnell LLP

5.5**	Opinion of Smith, Gambrell & Russell, LLP

21.1**	List of Subsidiaries of AerCap Holdings N.V.

22.1	Subsidiary Issuers of Registered Guaranteed Securities (incorporated by reference to Exhibit 17.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2025)

23.1**	Consent of KPMG

23.2**	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.3**	Consent of NautaDutilh N.V. (included in Exhibit 5.2)

23.4**	Consent of McCann FitzGerald LLP (included in Exhibit 5.3)

23.5**	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.4)

23.6**	Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.5)

24.1**	Powers of Attorney relating to AerCap Holdings N.V. (included on the signature pages hereto)

25.1**	Statement of Eligibility on Form T-1 of U.S. Bank Trust Company, National Association, as trustee under the form of Indenture, listed as Exhibit 4.1

107.1**	Filing Fee Table

*	To be filed by amendment or to be incorporated by reference to a report filed hereafter in connection with or prior to an offering of debt securities.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on this June 29, 2026.

AERCAP HOLDINGS N.V.

By:	/s/ Aengus Kelly
Name: Aengus Kelly
Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap Holdings N.V., hereby severally constitute and appoint Aengus Kelly our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, this Registration Statement on Form F-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul T. Dacier Paul T. Dacier	Non-Executive Director and Chairman of the Board of Directors	June 29, 2026

/s/ Aengus Kelly Aengus Kelly	Executive Director and Chief Executive Officer	June 29, 2026

/s/ Stacey Cartwright Stacey Cartwright	Non-Executive Director	June 29, 2026

/s/ Rita Forst Rita Forst	Non-Executive Director	June 29, 2026

/s/ Victoria Jarman Victoria Jarman	Non-Executive Director	June 29, 2026

/s/ James Lawrence James Lawrence	Non-Executive Director	June 29, 2026

/s/ William Douglas Parker William Douglas Parker	Non-Executive Director	June 29, 2026

Signature	Title	Date

/s/ Jennifer VanBelle Jennifer VanBelle	Non-Executive Director	June 29, 2026

/s/ Michael Walsh Michael Walsh	Non-Executive Director	June 29, 2026

/s/ Robert Warden Robert Warden	Non-Executive Director	June 29, 2026

/s/ Peter Juhas Peter Juhas	Chief Financial Officer	June 29, 2026

/s/ Cormac Stuart Cormac Stuart	Chief Accounting Officer	June 29, 2026

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of AerCap Holdings N.V. in the United States of America, has signed this Registration Statement on Form F-3 filed with the SEC in Newark, Delaware on June 29, 2026.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland, on June 29, 2026.

AERCAP FUNDING DESIGNATED ACTIVITY COMPANY

By:	/s/ Seamus Fitzgerald
Name: Seamus Fitzgerald
Title: Director

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap Funding Designated Activity Company, hereby severally constitute and appoint Seamus Fitzgerald our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seamus Fitzgerald Seamus Fitzgerald	Director (Principal Executive Officer)	June 29, 2026

/s/ Stephanie Crean Stephanie Crean	Director (Principal Financial Officer & Principal Accounting Officer)	June 29, 2026

/s/ Patrick Treacy Patrick Treacy	Director	June 29, 2026

/s/ Ian Sutton Ian Sutton	Director	June 29, 2026

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of AerCap Funding Designated Activity Company in the United States of America, has signed this Registration Statement on Form F-3 filed with the SEC in Newark, Delaware on June 29, 2026.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland, on June 29, 2026.

AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY

By:	/s/ Seamus Fitzgerald
Name: Seamus Fitzgerald
Title: Director

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap Ireland Capital Designated Activity Company, hereby severally constitute and appoint Seamus Fitzgerald our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seamus Fitzgerald Seamus Fitzgerald	Director (Principal Executive Officer)	June 29, 2026

/s/ Stephanie Crean Stephanie Crean	Director (Principal Financial Officer & Principal Accounting Officer)	June 29, 2026

/s/ Patrick Treacy Patrick Treacy	Director	June 29, 2026

/s/ Ian Sutton Ian Sutton	Director	June 29, 2026

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of AerCap Ireland Capital Designated Activity Company in the United States of America, has signed this Registration Statement on Form F-3 filed with the SEC in Newark, Delaware on June 29, 2026.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland, on June 29, 2026.

AERCAP GLOBAL AVIATION TRUST

By:	AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY, as Regular Trustee

/s/ Patrick Treacy
Name: Patrick Treacy
Title: Director

By:	/s/ Seamus Fitzgerald
Name: Seamus Fitzgerald
Title: Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of AerCap Ireland Capital Designated Activity Company in the United States of America, has signed this Registration Statement on Form F-3 filed with the SEC in Newark, Delaware on June 29, 2026.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

POWER OF ATTORNEY

We, the undersigned officers of AerCap Global Aviation Trust, hereby severally constitute and appoint Seamus Fitzgerald our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seamus Fitzgerald Seamus Fitzgerald	Chief Executive Officer and Chief Servicing Officer	June 29, 2026

/s/ Stephanie Crean Stephanie Crean	Chief Financial Officer (Principal Accounting Officer)	June 29, 2026

/s/ Patrick Treacy Patrick Treacy	Chief Insurance Officer	June 29, 2026

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on June 29, 2026.

AERCAP AVIATION SOLUTIONS B.V.

By:	/s/ Johan-Willem Dekkers
Name: Johan-Willem Dekkers
Title: Authorised signatory

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap Aviation Solutions B.V., hereby severally constitute and appoint Johan-Willem Dekkers our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Johan-Willem Dekkers Johan-Willem Dekkers	Director of AerCap Group Services B.V., in turn a director of AerCap Aviation Solutions B.V. (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	June 29, 2026

/s/ Bart Ligthart Bart Ligthart	Director of AerCap Group Services B.V., in turn a director of AerCap Aviation Solutions B.V.	June 29, 2026

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of AerCap Aviation Solutions B.V. in the United States of America, has signed this Registration Statement on Form F-3 filed with the SEC in Newark, Delaware on June 29, 2026.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland, on June 29, 2026.

AERCAP IRELAND LIMITED

By:	/s/ Seamus Fitzgerald
Name: Seamus Fitzgerald
Title: Director

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap Ireland Limited, hereby severally constitute and appoint Seamus Fitzgerald our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seamus Fitzgerald Seamus Fitzgerald	Director (Principal Executive Officer)	June 29, 2026

/s/ Stephanie Crean Stephanie Crean	Director (Principal Financial Officer & Principal Accounting Officer)	June 29, 2026

/s/ Patrick Treacy Patrick Treacy	Director	June 29, 2026

/s/ Peter Juhas Peter Juhas	Director	June 29, 2026

/s/ Ian Sutton Ian Sutton	Director	June 29, 2026

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of AerCap Ireland Limited in the United States of America, has signed this Registration Statement on Form F-3 filed with the SEC in Newark, Delaware on June 29, 2026.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, Co. Clare, Ireland, on June 29, 2026.

AERCAP U.S. GLOBAL AVIATION LLC

By:	/s/ Seamus Fitzgerald
Name: Seamus Fitzgerald
Title: Director

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap U.S. Global Aviation LLC, hereby severally constitute and appoint Seamus Fitzgerald our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seamus Fitzgerald Seamus Fitzgerald	Director (Principal Executive Officer)	June 29, 2026

/s/ Patrick Treacy Patrick Treacy	Director	June 29, 2026

/s/ Ian Sutton Ian Sutton	Director (Principal Financial Officer & Principal Accounting Officer)	June 29, 2026

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 29, 2026.

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Damhan Finegan
Name: Damhan Finegan
Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of International Lease Finance Corporation, hereby severally constitute and appoint Damhan Finegan our true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Damhan Finegan Damhan Finegan	Director & Chief Executive Officer	June 29, 2026

/s/ Patrick Ross Patrick Ross	Director & Vice President	June 29, 2026

/s/ J. Scot Kennedy J. Scot Kennedy	Director & Vice President	June 29, 2026

/s/ Kelli Walsh Kelli Walsh	Director & Treasurer (Principal Financial Officer & Principal Accounting Officer)	June 29, 2026